SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – February 12, 2010

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Incentive Compensation Plan

At its February 12, 2010 meeting, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Honeywell International Inc. (“Honeywell” or the “Company”) reviewed and approved the 2010 financial objectives that will be used, together with other factors described below, to determine the 2010 annual incentive compensation that will be payable in the first quarter of 2011 to executives under Honeywell’s Incentive Compensation Plan for Executive Employees (“Incentive Compensation Plan”). The selected financial metrics are earnings per share (“EPS”), free cash flow conversion (“FCF Conversion”) and working capital turns (“WCT”). FCF Conversion is defined as free cash flow (cash flow from operations minus capital expenditures) divided by net income. WCT is defined as sales divided by working capital (in each case, excluding the impact of current year acquisitions), calculated based on a 13-month rolling average. Working capital is defined as trade accounts receivable plus inventory less accounts payable and customer advances.

2010 annual incentive awards will be paid from a pool that will be funded based in part upon achievement of the following corporate financial objectives:

Metric	Target
EPS	$2.20 - $2.40
FCF Conversion	137%
WCT	6.0

In setting bonus pools and/or awards, the Committee also considers other factors which it believes are appropriate supplements to the results achieved against the financial objectives set forth above, including (i) other key performance measures which assess both the strength and degree of difficulty of actual corporate and SBG performance, such as year-over-year variance in segment profit, margin expansion, revenue and free cash flow conversion, quality of earnings, relative performance of SBGs or business units within each SBG, relevant industry and economic conditions, and degree of stretch in targets, (ii) achievement of individual management objectives aligned with the Honeywell Initiatives, and (iii) demonstrated leadership behaviors.

Growth Plan

At its February 12, 2010 meeting, the Committee also determined to reinstitute the Growth Plan (a cash based long-term incentive compensation program) after a one-year suspension and selected total revenue and average annual return on investment (“ROI”) as the financial objectives for the 2010-2011 performance cycle (January 1, 2010 – December 31, 2011).

Total revenue is a measure of the Company’s ability to grow sales over the performance cycle, excluding the impact of acquisitions and divestitures. Average annual ROI measures how effectively and consistently the Company converts investments (such as inventory and plant, property and equipment) into profits, and is a ratio of income to cash employed in the Company’s businesses. The ROI calculation excludes the impact of acquisitions and divestitures and pension expense/income.

The specific Honeywell corporate targets for the 2010-2011 Growth Plan performance cycle are:

Metric	Target
Total Revenue	$65.36 billion
Average Annual ROI	20.29%

Fifty percent of the earned value of Growth Plan awards is paid in the first quarter of the year immediately following the completion of a two-year performance cycle. To promote retention, the remaining 50% is paid one year later and is subject to forfeiture if the executive is not employed by the Company on the date of payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2010	HONEYWELL INTERNATIONAL INC.

By: /s/ Thomas F. Larkins

       Thomas F. Larkins

       Vice President, Corporate Secretary and

       Deputy General Counsel